UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2025

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest Blvd, Suite 150-138

Houston, TX 77042

(Address of principal executive offices, including zip code)

(346) 630-4724

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 22, 2025, XCF Global, Inc. (the “Company”) entered into two separate promissory notes (the “Notes”) with two separate institutional lenders, each in the principal amount of $560,000, for an aggregate principal amount of $1,120,000 (individually, a “Note” and collectively, the “Notes”). Each Note includes an original issue discount of $60,000 resulting in net proceeds of $500,000 for each Note (or $1,000,000 in the aggregate).

The Notes bear no interest except upon an event of default, at which point interest accrues at 12% per annum on overdue amounts. The Notes mature three months from disbursement of the loan proceeds. Disbursement is conditioned upon the filing of a registration statement with the Securities and Exchange Commission registering shares of the Company’s common stock issuable under the Purchase Agreement dated May 30, 2025, with Helena Global Investment Opportunities 1 Ltd.

The Company is required to apply 50% of net proceeds from sales of common stock under the Purchase Agreement to repay the Notes on a pro rata basis. The Notes also contain mandatory prepayment provisions requiring immediate repayment using proceeds from any debt issuances other than permitted debt.

The Notes contain additional customary representations, warranties, affirmative and negative covenants, and events of default. The negative covenants include restrictions on incurring additional indebtedness (other than permitted debt) and creating liens on Company assets, subject to customary exceptions. The Notes include equal treatment provisions requiring proportionate treatment of both Notes with respect to amendments, waivers, and payments.

The foregoing descriptions of the Notes do not purport to be complete and are qualified in their entirety by the terms and conditions thereof, the forms of which are filed herewith as Exhibit 10.1 and 10.2 and are incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Skyfall Promissory Note dated October 22, 2025
10.2	YBR Promissory Note dated October 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCF GLOBAL, INC.

By:	/s/ Simon Oxley
Name:	Simon Oxley
Title:	Chief Financial Officer

Date: October 27, 2025

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